UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008
LoopNet, Inc.
(Exact name of registrant as specified in its charter)
000-52026
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0463987 (I.R.S. Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 7.01. Regulation FD Disclosure
Litigation Update
     In light of recent and continuing inaccurate statements about litigation to which we are a party, we are providing the following litigation update for our stockholders:
     Over the past year, LoopNet, Inc. (“LoopNet”) has had to take legal action against CoStar Group, Inc. and CoStar Realty Information, Inc. (“CoStar”) to stop CoStar from its unlawful efforts to build its business on the back of LoopNet and its members. Last year LoopNet filed a lawsuit to stop CoStar from its unlawful scheme of copying and using LoopNet listing information for its competitive listing service. More recently, LoopNet has taken legal action to stop a CoStar false advertising campaign against LoopNet.
     During the course of these litigation proceedings, it has been LoopNet’s policy to refrain from public comment about the cases, other than to provide information about the litigation in its periodic filings with the Securities and Exchange Commission, and to instead seek to enforce its rights in the courtroom. At the same time, however, CoStar has chosen to “litigate in the press” the cases whether through press releases, supposed “news” items, and public statements in which CoStar gives its spin on the litigation proceedings and uses them as a platform to disparage LoopNet. While we do not agree with these tactics, they have prompted several requests from LoopNet investors about our view on CoStar’s statements. In an effort to respond to such statements in a forum for all of its stockholders, LoopNet is providing the following additional information concerning the litigation matters. For further details about the proceedings, LoopNet has also posted a number of the public filings at: http://www.loopnet.com/litigation.
     As discussed in greater detail in the public filings, LoopNet believes that CoStar’s unlawful taking and use of LoopNet listings is part of an ongoing pattern of CoStar copying LoopNet listings dating back to 2005. While CoStar claimed then and now that its listings are supposedly the result of independent “research,” LoopNet has discovered that in the past CoStar’s “research” involved having CoStar employees sign up for a LoopNet account from which they could copy LoopNet listings and re-post them to CoStar.com and more recently having employees copy listing information from listings on the non-password protected areas of LoopNet.com.
     LoopNet first brought suit against CoStar in 2005 to stop CoStar’s copying. The 2005 lawsuit ended when CoStar and LoopNet entered into a settlement agreement in which CoStar agreed to prohibit CoStar employees from logging onto LoopNet.com. CoStar also agreed that all of its employees would on a going forward basis abide by LoopNet’s terms of use. LoopNet’s terms of use exist to facilitate the legitimate, lawful use of LoopNet.com, and they strictly prohibit the reproduction and use of LoopNet listings by a competitor for competitive purposes. CoStar agreed to make adherence to LoopNet’s terms of use CoStar’s official company policy, which policy CoStar supposedly made all employees read and acknowledge. LoopNet expected CoStar to honor the provisions of the settlement agreement when it agreed to end its lawsuit, and it specifically negotiated for inspection rights to ensure that CoStar did so.

     Last year, LoopNet discovered during a routine inspection that, notwithstanding CoStar’s commitments, CoStar was continuing to engage in the theft and unlawful use of property listings and listing information from LoopNet. Based on the available information, LoopNet believes that CoStar’s new scheme was to copy listings accessible from the non-password protected areas of LoopNet.com, to re-post them on CoStar.com, and to use them to contact and solicit business from LoopNet’s customers.
     To stop CoStar’s copying, on November 15, 2007, LoopNet filed another suit against CoStar in the Superior Court of the State of California. LoopNet’s Complaint alleged breach of contract, violation of the California Comprehensive Computer Data Access and Fraud Act and unfair competition arising from CoStar’s theft and unlawful use of LoopNet property listings and listing information. LoopNet seeks damages and an injunction to bring an end to CoStar’s unlawful attempts to build its business on the back of LoopNet.com and its members.
     CoStar’s public stance in response to the suit has been to assert that CoStar is copying listings only from LoopLink web sites (private labeled search sites which LoopNet powers) or that its copying is done at the request of brokers. CoStar has not yet provided any information to support its claims. The evidence uncovered by LoopNet during a short pre-filing inspection uncovered numerous examples in which CoStar appears to have copied LoopNet listings, not LoopLink listings, in violation of LoopNet’s Terms of Use. In the litigation, CoStar has refused to turn over the evidence that will detail the full extent of CoStar’s copying and use, although it was recently ordered by the Court to do so.
     CoStar has falsely attempted to spin LoopNet’s suit as supposedly an attempt by LoopNet to restrict brokers from marketing their listings via other channels or to restrict what can be done on brokers’ websites that use LoopLink to host listings. This is an inaccurate characterization of LoopNet’s claims, which LoopNet believes CoStar has presented publicly to deflect attention from its misconduct. LoopNet’s suit is not about CoStar accessing listings from brokers’ websites, or about information that brokers send to CoStar. In LoopNet’s view, brokers are free to market their listings wherever and however they like. LoopNet permits brokers to use their LoopNet listings as they wish. LoopNet does not seek to prohibit brokers from using their listings in other marketing channels, and nothing in the suit seeks to prevent brokers from sending copies of their listings to CoStar should they so desire.
     LoopNet believes that CoStar’s recent championing of brokers’ rights has nothing to do with LoopNet’s claims—CoStar’s own position with respect to its own listings is quite different. CoStar, unlike LoopNet, claims to own all of the data in its listings. CoStar, unlike LoopNet, prohibits brokers from using their CoStar listing or any part of it in another marketing channel—even, apparently when CoStar obtained the listing in the first place by copying it from LoopNet.com. And CoStar denounces the unauthorized reproduction of materials from its own website as “piracy”, further stating in a January 2008 press release that “data theft is one of the biggest obstacles we [CoStar] face”. But LoopNet believes that CoStar nevertheless persists in routinely stealing data from LoopNet’s website.
     In response to LoopNet’s lawsuit in California, CoStar filed a false advertising case in New York in February, which LoopNet believes is completely without merit. In that suit, CoStar alleges that several of the core operating metrics that LoopNet has publicly reported for years, and which have been validated by several independent parties, including extensive due diligence for LoopNet’s IPO, are false or misstated. LoopNet stands by the operating numbers we have reported over the years.
     Furthermore, we believe that CoStar’s suit in New York also served as part of CoStar’s marketing campaign for their CoStar Showcase product, a product which CoStar describes as directly competing with LoopNet’s services. It is a matter of undisputed fact that CoStar’s website has far less traffic than LoopNet’s site, and, as such, offers a much smaller online audience for online commercial property marketing. Third-party, independently verifiable web site traffic reports from comScore consistently bear out this wide disparity in traffic. For example, for the month of June 2008, comScore reported 859,020 total unique visitors for LoopNet.com, while reporting only 135,313 for CoStar.com. In an apparent effort to sell its new CoStar Showcase product, CoStar engaged a two-prong attack — its meritless lawsuit, which it has used as a platform in an effort to call into question LoopNet’s vastly larger online audience, and a false advertising campaign, meant to deceive the public about CoStar’s online audience and its supposed comparative advantages. In the face of CoStar’s false advertising, LoopNet has countersued CoStar in New York and it has filed for a preliminary injunction to stop CoStar’s false advertising concerning CoStar’s Showcase product.
     Although it is not inexpensive to do so, LoopNet intends to continue to enforce its legal rights and seek remedies for CoStar’s unlawful actions and intends to continue to defend itself against CoStar’s false and misleading statements about LoopNet’s business.
     This litigation update contains forward-looking statements regarding LoopNet’s expectations regarding legal actions and lawsuits currently proceeding. These statements are based on current information and expectations that are subject to change and may involve a number of risks and uncertainties. Actual events or results might differ materially from those in such forward-looking statements due to various factors, including, but not limited to LoopNet’s ability to successfully defend itself from claims and support its own claims, the potential for adverse legal rulings and the potential for additional adverse legal actions. LoopNet does not currently intend to update the statements set forth herein, except as may be required by law or otherwise.
     The information contained in this Current Report on Form 8-K shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of LoopNet’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoopNet, Inc.
Date: July 29, 2008	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration